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EXHIBIT 99(2)

PBOC Holdings, Inc.

VIA PERSONAL DELIVERY

May 2, 2001

Robert Ucciferri
President and Chief Executive Officer
 BYL BANCORP
1875 North Tustin Avenue
Orange, California 92865

    Re: Notice of Termination

Dear Mr. Ucciferri:

    Pursuant to the terms of that certain Agreement and Plan of Reorganization among PBOC Holdings, Inc. ("PBOC"), People's Bank of California (the "Bank"), BYL Bancorp and BYL Bank Group (collectively, "BYL") dated as of November 1, 2000 (the "Agreement"), the closing of the transactions contemplated by the Agreement is subject to the Office of Thrift Supervision ("OTS") providing its approval thereof. As of the close of business on May 1, 2001, the OTS had not provided PBOC and the Bank with such approval. Accordingly, since the Effective Time (as defined in the Agreement), has not occurred by the close of business on May 1, 2001, PBOC and the Bank are hereby terminating the Agreement pursuant to Section 7.1(e) thereof, without waiver of any other rights they may have under the Agreement.

Very truly yours,
PBOC Holdings, Inc.	People's Bank of California
/s/ MICHAEL F. DUNNING Michael F. Dunning Vice President	/s/ MICHAEL F. DUNNING Michael F. Dunning Senior Vice President Chief Financial Officer

cc:	Loren Hansen, Esq.
Robert Currie, Esq.
Edward Fitzpatrick, Esq.

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  EXHIBIT 99(2)
PBOC Holdings, Inc.